                           JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement (the "Agreement") is made and entered into as of this 5th day of June, 1999 ("Effective Date") by and between Commerce One, Inc., a California corporation, with offices at 1600 Riviera Avenue, Walnut Creek, California 94596 ("Commerce One"), PeopleSoft, Inc., a California corporation, with principal offices at 4460 Hacienda Drive, Pleasanton, California 94588-8615 ("PeopleSoft").

                                   BACKGROUND

Commerce One and PeopleSoft desire that Commerce One perform development work on behalf of PeopleSoft to develop PS products, on the terms and conditions set forth herein. The intent of the parties is that Buysite 6.0 and Buysite 6.0P source code baseline shall be componentized to support the isolation of user interface and business objects to serve as the potential basis for a potential future PeopleSoft procurement product.

     The parties are concurrently entering into an OEM Software License Agreement ("OEM Agreement").

     In consideration of the mutual promises contained herein, Commerce One and PeopleSoft agree as follows.

                                   ARTICLE 1

                                   DEFINITIONS

The following terms shall have the following meanings herein:

     1.1 "ACCEPTANCE CRITERIA" means the acceptance criteria agreed upon by the Joint Development Committee .

     1.2 "CODE" means computer programming code. "Object Code" means the binary machine-executable form of Code, including object files, libraries, executable program, scripts and HTML pages. "Source Code" means the human-readable form of Code, including but not limited to annotations, flow charts, use cases, ERDs and design guides..

     1.3 "DELIVERABLES" shall mean the items to be delivered by a party hereto to the other party hereto in connection with the Development Task, as set forth in the Development Exhibit.

     1.4 "COMMERCE ONE DELIVERABLES" shall mean the Deliverables made, conceived or reduced to practice solely by Commerce One, including all Technology and Intellectual Property Rights therein.

     1.5 "PEOPLESOFT DELIVERABLES" shall mean the Deliverables made, conceived or reduced to practice solely by PeopleSoft, including all Technology and Intellectual Property Rights therein.

     1.6 "DERIVATIVE WORK(S)" means a revision, modification, translation, abridgment, condensation or expansion of a BuySite Product, PeopleSoft Product or Documentation, as the case may be, or any form in which a BuySite Product, PeopleSoft Product or Documentation, as the case may be, may be recast, transferred, or adapted, and which, if prepared without the consent of Commerce One or PeopleSoft, as the case may be, would be a copyright infringement.

     1.7 "BUYSITE PRODUCT(S)" means BuySite versions 5.0, 6.0 and all Major and Minor Updates thereto released during the term of this Agreement.

     1.8 "DEVELOPMENT EXHIBIT" shall mean Exhibit A hereto.

     1.9 "DEVELOPMENT SCHEDULE" shall mean the schedule for completion of the Development Task, as set forth in the Development Exhibit. 1.10 "DEVELOPMENT TASK" shall mean the development work to be performed pursuant to this Agreement and the Development Exhibit.

     1.10 "Development Task" shall mean the development work to be performed pursuant to this Agreement and the Development Exhibit.

     1.11 "INTELLECTUAL PROPERTY RIGHTS" shall mean all current and future worldwide patents and other patent rights, utility models, copyrights, mask work rights, trade secrets, and all other intellectual property rights, including without limitation all applications and registrations with respect thereto.

     1.12 "OEM AGREEMENT" shall mean the OEM Agreement executed by the parties on the Effective Date.

     1.13  "PEOPLESOFT   PRODUCT(S)"  means  PeopleSoft   software  products  as
described in the Development Exhibit with which the BuySite Products are to be interfaced hereunder.

     1.14 "PRODUCTS" means the BuySite Products and the PeopleSoft Products collectively.

     1.15 "TECHNOLOGY" shall mean all tangible and intangible results and items arising out of or constituting the results of the Development Task, including without limitation all Deliverables, ideas, inventions, designs, know-how, notes, memoranda, documentation, and copyrighted materials, and all Intellectual Property Rights constituting, embodied in, or pertaining to any of the foregoing.

     1.16 "TELCO INDUSTRY" means only those entities which carry out business in the following named telecommunication industry sub-segmentsas set forth within SIC code number 4813 (telecommunications) as they exist on the Effective Date. The named sub-segments are limited to Facilities-based telecommunication carriers (except wireless), Local telephone carriers (except wireless), Long-distance telephone carriers (except wireless), Telecommunications carriers (wired), Telecommunications networks (wired), and Telephone carriers facilities based (except wireless).

     1.17 "UNDERLYING TECHNOLOGY" means any inventions, discoveries, ideas, formulae, processes, methods, techniques, improvements, technology, know-how, or information made, conceived or reduced to practice outside of this Agreement that are owned or controlled by

PeopleSoft and that PeopleSoft elects to include with the Deliverables hereunder, and all patents and other patent rights (including utility models), copyrights, trade secrets and other intellectual property rights in or relating to any of the foregoing, to the extent such inventions, discoveries, ideas, formulae, processes, methods, techniques, improvements, technology, know-how, or information is incorporated by PeopleSoft into, or would be infringed by the use of, the Technology. For purposes of this Section 1.17, "control" means the right to grant the licenses set forth in Section 3.6. If royalties or other consideration is payable to third parties, or any license is required, with respect to any Technology, PeopleSoft shall notify Commerce One of such Technology prior to incorporating such Technology within the PeopleSoft Deliverables.

     1.18 "MAJOR AND MINOR UPDATES" shall have the meaning set forth in the OEM Agreement.

                                   ARTICLE 2

                      DEVELOPMENT, DELIVERY AND ACCEPTANCE

     2.1 DEVELOPMENT.

          (a) JOINT DEVELOPMENT COMMITTEE. The parties shall establish a joint development committee comprised of six (6) members to oversee the conduct of the Development Task, monitor the progress of the Development Task, and ensure open communications between the parties. Each party shall appoint three (3) members to the Joint Development Committee. The Joint Development Committee further shall develop Acceptance Criteria for the Deliverables in a manner consistent with Exhibit A and requirements for ongoing technical support with respect to the Deliverables. Decisions of the Joint Development Committee shall be made by unanimous approval. Either party may change its members of the Joint Development Committee by providing written notice thereof to the other party. Disputes with respect to this Agreement which cannot be resolved by the Joint Development Committee shall be subject to the provisions of Section 9.10 of this Agreement. The Joint Development Committee shall meet at least once per calendar quarter to monitor the progress of this Agreement and to manage issue resolution under this Agreement. Upon acceptance of each Deliverable, the Joint Development Committee will confirm that the designations of Deliverables as Commerce One Deliverables, PeopleSoft Deliverables or jointly developed Deliverables as set forth in the Development Exhibit are correct. Inclusion of Underlying Technology shall be subject to approval of the Joint Development Committee, which approval shall not be unreasonably withheld.

          (b) EXCHANGE OF INFORMATION. Each party shall keep appropriate records relating to the activities contemplated by this Agreement, and shall report to the other party on the status of such activities on a regular basis.

          (c) PERSONNEL. Each party shall provide engineers to support each other in the development efforts required under this Agreement.

          (d) DISCLOSURE OF INFORMATION NECESSARY FOR PERFORMANCE OF DEVELOPMENT. Each party shall disclose such information as is in the possession of such party and that such party has the right to disclose to the extent reasonably necessary for the other party to perform the Development Task.

     2.2 DELIVERY AND ACCEPTANCE.

          (a) Each party shall use commercially reasonable efforts to complete the Development Task and to deliver to the other party all applicable Deliverables, in accordance with the Development Schedule. Upon completion of each Deliverable, each party shall deliver to the other party all applicable Deliverables, including documentation, for evaluation by the other party pursuant to Section 2.2(b) below. In the event that either PeopleSoft or Commerce One delays in the delivery of a Deliverable attributable to it as set forth in the Development Exhibit, the schedule for the next Deliverable of the other party hereto shall be determined by the Joint Development Committee.

          (b) Upon delivery to Commerce One of the PeopleSoft Deliverables, including related documentation, the parties shall evaluate such Deliverables for conformity to the Acceptance Criteria. Commerce One shall provide PeopleSoft within ten (10) business days after delivery of such materials with written acceptance thereof, or a statement of defects to be corrected. PeopleSoft shall promptly correct such defects and return the corrected PeopleSoft Deliverables for retesting and reevalu tion, and Commerce One shall within ten (10) business days after such redelivery provide PeopleSoft with written acceptance or a statement of defects.

          (c) Upon delivery to PeopleSoft of the Commerce One Deliverables, including related documentation, PeopleSoft shall evaluate such Commerce One Deliverables for conformity to the Acceptance Criteria. PeopleSoft shall provide Commerce One within ten (10) business days after delivery of such materials with written acceptance thereof, or a statement of defects to be corrected. Commerce One shall promptly correct such defects and return the corrected Commerce One Deliverables for retesting and reevaluation, and PeopleSoft shall within ten
(10) business days after such redelivery provide Commerce One with written acceptance or a statement of defects.


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

                                  ARTICLE 3 a

                                    OWNERSHIP

     3.1 COMMERCE ONE OWNERSHIP. Commerce One retains all of its right, title, and interest in and to the Commerce One Deliverables. For the avoidance of doubt, "Commerce One Deliverables" shall include all portions of inbound and outbound connectors, and components thereof, that interface with any Commerce One software which connectors are developed soley by Commerce One and accordingly, such connectors will be soley owned by Commerce One. It is currently anticipated that portions of inbound and outbound connectors that interface with the BuySite Products will be developed solely by Commerce One and accordingly, owned by Commerce One. Commerce One shall have the exclusive right to apply for or register patents, mask work rights, copyrights, and such other proprietary protections as it wishes with respect to Commerce One Deliverables. PeopleSoft agrees to, and shall have its consultants, agents and employees, execute such documents, render such assistance, and take such other action as may be necessary or convenient to apply for, register, perfect, confirm, enforce, defend and protect Commerce One's Intellectual Property Rights in and to the Commerce One Deliverables. Patent applications to be filed with respect to inventions first conceived or reduced to practice hereunder by PeopleSoft shall be provided to Commerce One prior to filing to afford a reasonable opportunity to review and comment.

     3.2 PEOPLESOFT OWNERSHIP. PeopleSoft retains all of its right, title, and interest in and to the PeopleSoft Deliverables. For the avoidance of doubt, "PeopleSoft Deliverables" shall include all inbound and outbound connectors and components thereof, to the PeopleSoft software which connectors are developed solely by PeopleSoft, and accordingly such connectors will be solely owned by PeopleSoft. It is currently anticipated that portions of the inbound and outbound connectors that interface with the PeopleSoft software will be developed solely by PeopleSoft and accordingly owned by PeopleSoft. It is further anticipated that the connector between Commerce One's MarketSite software and the Purchasing module of the PeopleSoft software product shall be a PeopleSoft Deliverable developed solely by PeopleSoft and accordingly owned by PeopleSoft. In the event that the Joint Development Committee agrees otherwise, the parties agree that such connector would be included under the license granted pursuant to Section 3.1(a), (b) and (c) of the OEM Agreement subject to negotiation in good faith of and agreement upon royalties payable to Commerce One with respect to such connector. PeopleSoft shall have the exclusive right to apply for or register patents, mask work rights, copyrights, and such other proprietary protections as it wishes with respect to the PeopleSoft Deliverables. Commerce One agrees to, and shall have its consultants, agents and employees, execute such documents, render such assistance, and take such other action as may be necessary or convenient to apply for, register, perfect, confirm, enforce, defend and protect PeopleSoft's Intellectual Property Rights in and to the PeopleSoft Deliverables. Patent applications to be filed with respect to inventions first conceived or reduced to practice hereunder by Commerce One shall be provided to PeopleSoft prior to filing for review and comment to afford a reasonable opportunity to review and comment.

     3.3 OWNERSHIP OF BUYSITE CONNECTOR. For purposes of this Agreement, the "BuySite Connector" shall mean those inbound and outbound connectors between the BuySite Products and the PeopleSoft software as further described in the Development Exhibit. It is currently anticipated that Commerce One will solely develop those portions of the BuySite Connector that interface with the BuySite Products and PeopleSoft will solely develop those portions of the BuySite Connector that interface with the PeopleSoft software. Accordingly, each party shall retain their respective rights to those portions of the BuySite Connector developed by such party in accordance with Section 3.1 above.

     3.4 JOINT OWNERSHIP. Any subject matter other than Commerce One Deliverables or PeopleSoft Deliverables that are made, conceived or reduced to practice jointly by Commerce One and PeopleSoft shall be jointly owned ("JOINTLY OWNED SUBJECT MATTER"). Subject to the payment obligations expressly set forth in Section 6 of Attachment B of the OEM Agreement, each party shall have the right to use, license, distribute and otherwise exploit the Jointly Owned Subject Matter without any duty to account for profits and without obtaining consent of the other party. The application, prosecution and maintenance of Intellectual Property Rights with respect to Jointly Owned Subject Matter shall be subject to the mutual written agreement of the parties.

     3.5 WAIVER OF MORAL RIGHTS. To the extent permitted by applicable law, each party hereby waives any and all moral rights, including any right to identification of authorship or limitation on subsequent modification, that such party (or its employees, agents or consultants) has or may have in any Technology.

     3.6 LICENSE OF BUYSITE CONNECTOR. Subject to the terms and conditions of this Agreement, PeopleSoft hereby grants to Commerce One a worldwide, royalty-free, fully paid up, perpetual right and license, including the right to grant and authorize sublicenses, to (i) make, use, sell, offer for sale, import, license, have licensed and otherwise distribute (directly or indirectly) the BuySite Connector, the PeopleSoft Purchasing to MarketSite Connector (as defined in the Development Exhibit), Underlying Technology and Derivative Works thereof solely to the Telco Industry: and (ii) copy, modify, have modified, and create and have created Derivative Works of the BuySite Connector, Underlying Technology and Derivative Works thereof solely for the purposes set forth in (i) above. For the avoidance of doubt, the foregoing license grants with respect to Derivative Works relate only to Derivative Works of the BuySite Connector and the PeopleSoft Purchasing to MarketSite Connector and not to derivative works of any other technology or products.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     4.1 Each party (the "Warranting Party") warrants to the other party as of the date hereof and with respect to Sections 4.1(d), (e) and (f), on a continuing basis that:

          (a) CORPORATE AUTHORITY. The Warranting Party has the right to enter this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation set forth on page one hereof, has the power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform its obligations hereunder, and has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.

          (b) BINDING OBLIGATION. This Agreement is the valid and legally binding obligation of the Warranting Party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws and to general principles of equity which are within the discretion of courts of applicable jurisdiction.

          (c) NO CONFLICTS. The execution, delivery and performance by the Warranting Party of this Agreement and each other agreement, document, or instrument now or hereafter executed and delivered by the Warranting Party pursuant thereto or in connection herewith will not: (i) conflict with or violate the articles or certificate of incorporation or by-laws of the Warranting Party or any provision of any law, rule, regulation, authorization or judgment of any governmental authority having applicability to the Warranting Party or its actions; or (ii) conflict with or result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which the Warranting Party is a party or by which any of its property is bound.

          (d) OWNERSHIP. Except for Technology that is in the public domain or developed by the other party hereunder, the Warranting Party will have the right and power to make the assignments and other rights granted to the other party hereunder.

          (e) INDEPENDENT WORK. Except for the Underlying Technology and Technology that is in the public domain or developed by the other party hereunder, the Technology will have been independently created by the Warranting Party's employees, agents, and consultants, and to the knowledge of the Warranting Party, use of the Technology by the other party as contemplated herein will not depend on the acquisition of rights from any third party.

          (f) AGREEMENTS WITH EMPLOYEES. The Warranting Party has and will maintain with all the Warranting Party's employees, agents, and consultants, written agreements sufficient to enable the Warranting Party to perform its obligations hereunder, including without limitation the obligations set forth in
Article 3 above. The Warranting Party shall furnish to the other party copies of such written agreements upon request and shall cause such subcontractors, employees and agents to execute and deliver such further certificates, acknowledgements, waivers and assignments as may be appropriate to give effect to the foregoing.

     4.2 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 4 ABOVE, NEITHER PARTY MAKES ANY WARRANTIES UNDER THIS AGREEMENT, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND EACH PARTY SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 5

                                    PAYMENTS

Except as expressly set forth in this Agreement and the OEM Agreement, each party shall perform its obligations hereunder without payment of any kind to the other party and each party shall bear its own costs and expenses.

                                   ARTICLE 6

                     CONFIDENTIAL INFORMATION AND DISCLOSURE

     6.1 CONFIDENTIAL INFORMATION. Each party agrees to maintain all Confidential Information in confidence to the same extent that it protects its own similar Confidential Information and to use such Confidential Information only as permitted under this Agreement. For purposes of this Agreement "Confidential Information" shall mean information including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information marked "Confidential" or if disclosed verbally, reduced to writing and marked "Confidential," or which should reasonably be understood by the receiving party to be confidential information of the disclosing party, within thirty (30) days after the date of disclosure. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information including, without limitations disclosing Confidential Information only to its employees (a) with a need to know to further permitted uses of such information and (b) who are parties to appropriate agreements sufficient to comply with this Article 6, and (c) who are informed of the nondisclosure/ non-use obligations imposed by this
Article 6 and both parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations. The foregoing restrictions on disclosure and use shall survive for three (3) years following termination of this Agreement but shall not apply with respect to any Confidential Information which (i) was or becomes publicly known through no fault of the receiving party; (ii) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (iii) is independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; (iv) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; (v) by the receiving party in connection with the securities filings with the Securities and Exchange Commission or as otherwise required by government regulation, or (vi) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (a) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure. Notwithstanding the provisions set forth in this Section 6.1 above, each party may disclose the terms of this Agreement (i) in connection with the requirements of an initial public offering or securities filing; (ii) in confidence, to accountants, banks, and financing sources and their advisors; (iii) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (iv) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

     6.2 SOURCE CODE. With respect to the BuySite Product Source Code disclosed by Commerce One to PeopleSoft hereunder, the following additional provisions shall apply:

          (a) PeopleSoft agrees to use the BuySite Product Source Code under carefully controlled conditions in accordance with and for the purposes of this Agreement, and to inform those employees who are given access to the BuySite Product Source Code that such materials are the confidential and proprietary information of Commerce One and disclosed to PeopleSoft as such. PeopleSoft agrees to limit access to the BuySite Product Source Code strictly to those employees, agents or contractors who require access in order to carry out the Development Task, and PeopleSoft agrees to use reasonable care in selecting such personnel. PeopleSoft shall be fully responsible for the conduct of all its employees, agents and representatives. PeopleSoft will use same degree of care with respect to the BuySite Product BuySite Product Source Code as PeopleSoft uses for PeopleSoft PeopleTools Source Code, but in no event less than reasonable care.

          (b) Without limiting the foregoing, PeopleSoft, prior to any individual's access to the BuySite Product Source Code, shall enter into a confidentiality agreement with each such individual, if it has not done so already with such individual, which shall afford substantially similar protections to those afforded herein. Commerce One shall have the right to reasonably request to review such confidentiality agreements. Nothing in this
Article 6 shall be construed to permit access to the BuySite Product Source Code by anyone other than PeopleSoft' employees, contractors, or agents.

                                   ARTICLE 7

                              TERM AND TERMINATION

     7.1 TERM. This Agreement shall commence on the Effective Date and shall terminate upon the earlier of (1) the delivery of Buysite 6.0P by Commerce One and acceptance of Buysite 6.0P by PeopleSoft, and (2) the expiration or termination of the OEM Agreement, unless the parties mutually agree to extend the term of this Agreement.

     7.2 FOR CAUSE. Either party may terminate this Agreement effective upon written notice to the other if the other party materially breaches this Agreement which breach is not cured within thirty (30) days after written notice thereof from the non-breaching party stating its intention to terminate this Agreement by reason thereof.

     7.3 FOR BANKRUPTCY. Either party may terminate this Agreement in the event the other party files for bankruptcy under Chapter 7 of the U.S. Bankruptcy Act or an involuntary petition in bankruptcy is filed against a party which is not dismissed within ninety (90) days.

     7.4 SURVIVAL. The parties' rights and obligations with respect to the following Sections and Articles shall survive any termination of this Agreement:
Articles 3, 4, 5, 6, 8, and 9.

                                   ARTICLE 8

                            LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY OR ITS SUPPLIERS OR LICENSORS BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF USE OR DATA, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES (AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN), OR FOR ANY CLAIM AGAINST SUCH PARTY BY ANY THIRD PARTY.


IN ANY EVENT, BOTH PARTIES LIABILITY TO THE OTHER SHALL BE LIMITED IN THIS AGREEMENT TO THE AMOUNTS AND IN THE MANNER AS THAT SET FORTH IN THE OEM AGREEMENT.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

     9.1 INDEPENDENT CONTRACTORS. The relationship of Commerce One and PeopleSoft established by this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other. All financial obligations associated with each party's business are the sole responsibility ofsuch party. All sales and other agreements between a party and third parties are such party'sexclusive responsibility and will have no effect on such party's obligations under this Agreement.

     9.2 ASSIGNMENT. Except as set forth in this Section 9.2 below, neither party shall transfer or assign its rights or obligations under this Agreement without the prior written consent of the other party and any purported assignment in violation of the foregoing shall be null and void. Either party shall have the right to assign this Agreement, or any of its rights or obligations hereunder, to any wholly owned subsidiary or any successor in interest to all or substantially all of such party's business or assets related to this Agreement, whether by merger, reorganization, asset sale or otherwise. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     9.3 NO IMPLIED WAIVERS. The failure of either party at any time to require performance by the other of any provision hereof shall not affect the right of such party to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of a provision itself.


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

     9.4 SEVERABILITY. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith those provisions so held to be invalid to be valid, enforceable provisions which provisions shall reflect as closely as possible the original intent of the parties, and further agree to be bound by the mutually agreed substitute provision.

     9.5 FORCE MAJEURE. Except for payment of monies, neither party shall be liable for failure to fulfill its obligations under this Agreement or any purchase order issued hereunder or for delays in delivery due to causes beyond its reasonable control, including, but not limited to, acts of God, man-made or natural disasters, earthquakes, fire, riots, flood, material shortages, strikes, delays in transportation or inability to obtain labor or materials through its regular sources. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay.

     9.6 CONFLICTING TERMS. The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either party effecting the purchase and/or sale of the BuySite Products.

     9.7 HEADINGS. Headings of Sections and Articles herein are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     9.8 NOTICE. Any notice required or permitted to be given under this Agreement shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party first set forth above, or to such other address as a party may designate by written notice in accordance with this Section 9.8, (iii) by overnight courier, or (iv) by fax with confirming letter mailed under the conditions described in
(ii) above. Notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered.

     9.9 GOVERNING LAW. This Agreement shall be governed by and construed under the law of the State of California, U.S.A., without regard to conflict of laws principles.

     9.10 DISPUTES. If Commerce One and PeopleSoft, are unable to resolve any dispute, controversy or claim arising out of this Agreement between them, either Commerce One or PeopleSoft may, by written notice to the other, first have such dispute referred to the Vice President, Engineering (or equivalent) of Commerce One and PeopleSoft, for attempted resolution by good faith negotiations within five (5) business days after such notice is received. If not resolved within such five (5) business day period, the parties shall escalate the dispute their respective Presidents for resolution within fifteen (15) business days after expiration of the initial five day period. Unless otherwise mutually agreed, the negotiations between the designated officers shall be conducted by telephone or otherwise, within three (3) days and at times within the period stated above offered by the designated officer of PeopleSoft to the designated officer of Commerce One for consideration. If the parties are unable to resolve such dispute in accordance with the aforementioned procedure or within such thirty
(30) day period, either party shall have the right to pursue settlement of such dispute by arbitration as set forth in Section 9.11.

     9.11 ARBITRATION. Any dispute or claim arising out of or in relation to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration under the Rules of the American Arbitration Association as presently in force ("Rules") and by one (1) arbitrator mutually agreed upon the parties or if not agreed, than appointed in accordance with said Rules; provided however that either party may elect to have the dispute resolved by three (3) arbitrators in which event each party shall appoint one of the arbitrators and the third arbitrator will be appointed by the first two arbitrators. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration shall be San Francisco, California, U.S.A. Any monetary award shall be in U.S. dollars and the arbitration shall be conducted in the English language. The parties may apply to any court of competent jurisdiction for temporary or preliminary injunctive relief, without breach of this Section 9.11 and without any abridgment of the powers of the arbitrator. In the event that the parties are deadlock on the Acceptance Criteria, the parties shall submit the dispute to binding arbitration pursuant to this Section 9.11, and the arbitrator shall have thirty days to resolve the dispute after submission of the issue to arbitration and appointment of the arbitrator(s) as set forth above. The arbitrator shall be directed to resolve all other disputes submitted to arbitration in an expeditious fashion.

     9.12 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, written or oral, between the parties. Amendments to this Agreement must be in writing, signed by the duly authorized officers of the parties. The terms of any purchase order are expressly excluded.

COMMERCE ONE, INC.                          PEOPLESOFT, INC.

By:    /s/ Robert M. Tarkoff                By:     /s/ Craig Conway
   ------------------------------------        ---------------------------------
Print Name:     Robert M. Takoff            Print Name     Craig Conway
           ----------------------------                -------------------------
Title: Vice President & General Counsel     Title:     President, CEO
      ---------------------------------            -----------------------------

                                     EXHIBIT A

                                DEVELOPMENT EXHIBIT
                                -------------------

DELIVERABLES

PEOPLESOFT DELIVERABLES

PeopleSoft will perform necessary changes to the base Commerce One documentation and produce necessary CD's. No hard-copy documentation will be delivered. PeopleSoft will package and ship software.
PeopleSoft will incorporate BuySite demos into existing PeopleSoft sales demos. Connector between the 7.5 Purchasing module of the PeopleSoft software and Commerce One's MarketSite software ("PeopleSoft Purchasing to MarketSite Connector"). Delivery Date: Same as BuySite 6.0.
The portion of the BuySite Connector (as further defined below) consisting of the inbound and outbound connectors that interface to the PeopleSoft 7.5 software. Delivery Date: Same as BuySite 6.0

COMMERCE ONE DELIVERABLES:

(a) BuySite 5.0P Demo: Customized version of Commerce One's BuySite 5.0 Demo incorporating the following changes:
Commerce One will put agreed-upon branding on end user screens.
Commerce One will remove all Travel and Expense-related information and functionality from BuySite 5.0P Demo.
Approximate Delivery Date: June 7, 1999

(b) BuySite 5.0P: Customized version of Commerce One's BuySite 5.0 incorporating the following changes:
Shippable standalone product.
Commerce One will put agreed-upon branding in BuySite.
Commerce One will remove all Travel and Expense-related information and functionality from BuySite 5.0P.
Approximate Delivery Date: June 30

(c) BuySite 6.0
Approximate Delivery Date for BuySite 6.0 is December 31, 1999
PeopleSoft and Commerce One agree that the following changes will need to be implemented in concurrence with the BuySite 6.0 release.
Commerce One will modify BuySite to support isolation of User Interface and business objects (e.g., cascading style sheets) in order to enable BuySite 6.0 to serve as the basis for the future PeopleSoft Product (as defined in the OEM Agreement).
Commerce One will modify BuySite to support the Oracle DBMS to meet the DBMS platform testing criteria set forth below. PeopleSoft will specify the appropriate releases of Oracle 7 and 8 that were certified with PeopleSoft 7.5 software.
Commerce One will deliver an upgrade computer program for upgrading BuySite 5.0P customers from BuySite 5.0P to 6.0P. This upgrade program shall be substantially similar to upgrades delivered by Commerce One for upgrades from BuySite 5.0 to 6.0.
Commerce One will provide the ability to configure BuySite 6.0 based on installation options. This will include the prevention of redundant transaction entry when integrated with PeopleSoft 7.5 software (i.e., if receipts are entered via PeopleSoft 7.5 Purchasing module, receipt entry in BuySite should be turned off), and will dictate the flow of Purchase Orders (i.e., to merchant in standalone, to PeopleSoft 7.5 Purchasing module when integrated).
Commerce One will modify the installation script to accommodate different BuySite settings depending on which PeopleSoft modules are present.
The portion of the BuySite Connector (as defined above) consisting of the inbound and outbound connectors that interface to the BuySite Product, (collectively, the "BuySite Connectors") shall mean the connector between the PeopleSoft 7.5 software and BuySite 6.0, which will include but not be limited to the following:
PeopleSoft HR to BuySite: User Populator including net change (we will decide if this is necessary)
PeopleSoft Purchasing to and from BuySite

Chart of accounts and other control tables synchronization
Push purchase requisition from BuySite to PeopleSoft Purchasing
Push status and Purchase Order Number from PeopleSoft Purchasing to BuySite Push Purchase Orders from PeopleSoft Purchasing to MarketSite
Push receipts from BuySite to PeopleSoft purchasing

(d) BuySite 6.0P

The release of BuySite 6.0 and 6.0P shall be linked to PeopleSoft acceptance of BuySite 6.0P, which acceptance shall not be unreasonably withheld. Commerce One will release to PeopleSoft BuySite 6.0P on the same date as BuySite 6.0. BuySite 6.0P is the same base code line as BuySite 6.0 with a separate branding.

Commerce One will remove all Travel and Expense related information and functionality from BuySite 6.0P (potentially a part of the installation configurability discussed above).

Quality Assurance for BuySite 6.0P is a joint effort between PeopleSoft and Commerce One.

TERMS OF ACCEPTANCE

BuySite 6.0P will be considered an accepted release by both parties upon the completion of development, Quality Assurance testing, and Performance testing of the following items:
Support for Features and Functions identified in the Commerce One BuySite 6.0 Product Plan and BuySite 6.0 and BuySite 6.0P features identified above. The feature list may be changed during the course of development by the Joint Development Committee.
Meeting of mutually agreed performance criteria related to number of concurrent users and transaction execution time as required by our mutually agreed target customer.
Meeting of mutually agreed outstanding defect levels, using mutually agreed defect categorization rules.

This list of items may be changed by the Joint Development Committee during the project.

Acceptance Criteria:
Detailed acceptance criteria including Quality Assurance for System and DBMS Platform testing and Performance testing will be jointly developed and signed off by `The Committee' and Sr. VP's of engineering. The Quality Assurance test plans will list the target features, will include test scripts for identified features, and will executed during the release cycle until the exit criteria for both System Test and DBMS Platform Test phases have been met. Exit criteria for both of these phases includes the following:
100% test scripts/procedures are executed.
All incidents have been reviewed.
Incident trend is going down.
No known open application critical or urgent incidents (priority one or two) remain, however there may be standard and low (priority three or four) incidents open.

UPGRADES
Commerce One will carry the risk for transition from MarketSite.Net 2.0 to 3.0.

COMMERCE ONE, INC.  PEOPLESOFT, INC.

By:            By:

Print Name:         Print Name:

Title:         Title: